                                                                    Exhibit 4.13


                           GENERAL SECURITY AGREEMENT

            THIS AGREEMENT made as of the 7th day of February, 2003.


BY:

SUN MEDIA CORPORATION/CORPORATION SUN MEDIA, a company continued under the laws of British Columbia, having its registered office at 800 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 3P3 and having its chief executive office at 333 King Street, Toronto, Ontario, M5A 3X5

                                                             (the "DEBTOR")

IN FAVOUR OF:

BANK OF AMERICA, N.A., a duly constituted bank, having a place of business at 555 South Flower, 17th floor, in the City of Los Angeles, California, 90071, and at 200 Front Street West, Suite 2700, Toronto, Ontario, M5V 3L2, for itself and as agent for the Lenders under and as defined in a credit agreement dated as of February 7th, 2003 among the Debtor, as Borrower, the financial institutions named on the signature pages thereto, as Lenders, and the Agent, as Administrative Agent (as same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time, the "CREDIT AGREEMENT")

                                                        (the "SECURED PARTY")

WITNESSES THAT IN CONSIDERATION of the sum of $1.00 in lawful money of Canada now paid by the Secured Party to the Debtor and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Debtor agrees with the Secured Party as follows:

                           ARTICLE 1 - INTERPRETATION

1.1 DEFINITIONS

In this agreement and in any amendments hereto, unless the context otherwise requires, capitalized terms not otherwise defined have the meaning ascribed thereto in the Credit Agreement, and the following terms have the meaning ascribed thereto as follows:

(a) "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which chartered banks are open for business during normal banking hours in Toronto, Ontario;

(b) "COLLATERAL" means all personal property and assets now owned or hereafter acquired by the Debtor, wheresoever located, including, without limitation, the property and assets of the Debtor referred to in section 2.1; provided always that the term "COLLATERAL" when used herein shall not include any consumer goods of the Debtor. Any reference to "COLLATERAL" herein shall be deemed to be a reference to the Collateral or any part thereof;

(c)      "EVENT OF DEFAULT" has the meaning ascribed thereto in section 3.1;

(d) "OBLIGATIONS" means all obligations of the Debtor under the Credit Agreement and the other Credit Documents;

(e) "PPSA" means the PERSONAL PROPERTY SECURITY ACT (Ontario) as the same may from time to time hereafter be amended or any legislation that may be substituted therefor as the same may from time to time be amended;

(f) "SECURITY INTEREST" means collectively the mortgage, charge, pledge, assignment and transfer of, and the security interest in, the Collateral granted to the Secured Party by the Debtor pursuant to section 2.1; and

(g) "THIS AGREEMENT", "HEREOF", "HEREIN", "HERETO" and like references refer to this general security agreement and any schedules, exhibits or appendices hereto and not to any particular Article, section or other subdivision of this general security agreement.

1.2      TERMS DEFINED BY THE PPSA

Unless there is something in the context or subject matter inconsistent therewith, words and phrases not otherwise herein defined that are defined in the PPSA shall have the meanings ascribed thereto respectively by the PPSA.

1.3      HEADINGS

The division of this agreement into Articles and sections and the insertion of headings herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4      NUMBER AND GENDER

In this agreement, where the context so requires, words importing the singular number shall include the plural and vice versa, words importing any gender shall include all genders (including the neuter), and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.5      CURRENCY

Unless otherwise specified herein, all statements of or references to dollar amounts in this agreement shall mean lawful money of Canada.

1.6      PROHIBITED PROVISIONS

If any provision herein is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provision hereof and all the provisions hereof are hereby declared to be separate, severable and distinct.

1.7      APPLICABLE LAW AND ATTORNMENT CLAUSE

This agreement and all documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and the parties hereby attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario and to any courts from which an appeal of the decisions of such court may be taken.


            ARTICLE 2 - CREATION AND ATTACHMENT OF SECURITY INTEREST

2.1      GRANT OF SECURITY INTEREST AND DESCRIPTION OF CERTAIN COLLATERAL

As continuing collateral security for the due and timely payment and performance by the Debtor of the Obligations, the Debtor hereby mortgages, charges, pledges, assigns, transfers and sets over to the Secured Party, and grants to the Secured Party a general and continuing security interest in, the Collateral, which shall include but not be limited to:

(a) ACCOUNTS: all accounts, debts, amounts, claims, choses in action and moneys which now are, or which may at any time hereafter become, due or owing to or owned by the Debtor, whether or not earned by performance, including without limitation any and all accounts receivable arising or resulting from the sale, lease, use, assignment or other disposition of any property described in this section 2.1; all securities, mortgages, bills, notes and other documents now held or owned, or which may be hereafter taken, held or owned, by or on behalf of the Debtor, in respect of such accounts, debts, amounts, claims, choses in action and moneys or any part thereof; and all books, documents and papers recording, evidencing or relating to such accounts, debts, amounts, claims, choses in action and moneys or any part thereof;

(b) CHATTEL PAPER: all present and future agreements made between the Debtor as secured party and others which evidence both a monetary obligation and a security interest in or a lease of specific goods;

(c) DOCUMENTS: all books of account and other books, invoices, writings, letters, papers and other documents whether in written, magnetic, electronic or other form, relating to or being records of the Collateral or by which any of the Collateral is secured, evidenced, acknowledged or made payable;

(d) DOCUMENTS OF TITLE: all writings now or hereafter owned by the Debtor, each of which purports to be issued by or addressed to a bailee and purports to cover such goods and chattels in the bailee's possession as are identified or fungible portions of an identified mass, whether such goods and chattels are inventory or equipment, and which writing is treated in the ordinary course of business as establishing that the person in possession of such writing is entitled to receive, hold and dispose of such writing and the goods and chattels it covers, and further, whether such writing is negotiable in form or otherwise, including bills of lading and warehouse receipts;

(e) EQUIPMENT: all equipment now owned or hereafter acquired by the Debtor, including, without limitation, all machinery, fixtures, plant, tools, furniture, chattels, vehicles of any kind or description including, without limitation, motor vehicles, parts, accessories installed in or affixed or attached to any of the foregoing, all purchase warranties and claims, drawings, specifications, plans and manuals relating thereto, any equipment specified as equipment of the Debtor and described in any schedule, exhibit or appendix hereto and any other tangible personal property which is not inventory;

(f) INSTRUMENTS: all present and future bills, notes and cheques (as such terms are defined pursuant to the BILLS OF EXCHANGE ACT (Canada)) of the Debtor, and all other writings that evidence a right to the payment of money and are of a type that in the ordinary course of business is transferred by delivery and all letters of credit and advices of credit provided that such letters of credit and advices of credit state that they must be surrendered upon claiming payment thereunder;

(g) INTANGIBLES: subject to section 2.5, all intangible property now owned or hereafter acquired by the Debtor and which is not accounts including, without limitation, all contractual rights, insurance claims, goodwill, licences, inventions, franchises, designer rights, know-how, processes and formulae, patents, patent applications, trade marks, trade names, copyrights and other intellectual or industrial property of the Debtor, whether registered or not and whether under licence or otherwise, including without limitation the intellectual property described in Schedule "A" hereto, and all other choses in action of the Debtor of every kind, whether due or owing at the present time or hereafter to become due or owing;

(h) INVENTORY: all goods and chattels now or hereafter forming the inventory of the Debtor including, without limitation, all goods, merchandise, raw materials, work in process, finished goods, goods held for sale, resale or lease or that have been leased, or that are to be or have been furnished under a contract of service, and goods used in or procured for packing or packaging, timber to be cut, minerals and hydrocarbons to be extracted, all livestock and their unborn young and all growing crops;

(i) MONEY: all money now or hereafter owned by the Debtor, whether or not such money is authorized or adopted by the Parliament of Canada as part of its currency or by any foreign government as part of its currency;

(j) SECURITIES: all present and future securities held by the Debtor, including shares, options, rights, warrants, joint venture interests, interests in limited partnerships, trust units, bonds, debentures and all other documents which constitute evidence of a share, participation or other interest of the Debtor in property or in an enterprise or which constitute evidence of an obligation of the issuer (including, without limitation, an uncertificated security within the meaning of
         Part VI (Investment Securities) of the BUSINESS CORPORATIONS ACT (Ontario)), together with all accretions thereto, all substitutions therefor, all dividends and income derived therefrom and all rights and claims in respect thereof; and

(k) LEASES: subject to section 2.4, all leases now owned or hereafter acquired by the Debtor as tenant (whether oral or written) or any agreement therefor, together with all of the Debtor's erections, improvements and fixtures situate thereupon.

2.2      PROCEEDS

The Security Interest shall extend to all proceeds (other than consumer goods) of the Collateral.

2.3      ATTACHMENT

The Debtor hereby acknowledges that value has been given by the Secured Party for the granting of the Security Interest, that the Debtor has rights in the Collateral (other than future and hereafter acquired Collateral), and that the parties have agreed not to postpone the time for attachment of the Security Interest.

2.4      EXCEPTION RE: LAST DAY OF LEASES

The last day of the term of any lease, sublease or agreement therefor, oral or written, now held or hereafter acquired by the Debtor is specifically excepted from the Security Interest and shall not form part of the Collateral, but the Debtor agrees to stand possessed of such last day in trust for such person as the Secured Party may direct and the Debtor shall assign and dispose thereof in accordance with such direction.

2.5      EXCEPTION RE: CONTRACTUAL RIGHTS, LICENCES, ETC.

To the extent that the Security Interest would constitute a breach or cause the acceleration of any agreement, lease, contractual right, licence, approval, privilege, franchise or permit to which the Debtor is a party, the Security Interest shall not attach thereto but the Debtor shall hold its interest therein in trust for the Secured Party, and shall grant a security interest in such agreement, contractual right, licence or permit to the Secured Party forthwith upon obtaining the appropriate consents to the creation of such security interest. The Debtor agrees to use commercially reasonable efforts to obtain any such consent from time to time requested by the Secured Party, acting reasonably.

2.6      AMALGAMATION

In the event that the Debtor shall amalgamate with any other corporation or corporations:

(a) the term "Debtor" wherever used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation, and the indebtedness, obligations and liabilities of each of them shall be included in the Obligations; and

(b) the Security Interest shall extend to and the Collateral shall include all the property and assets of each of the amalgamating corporations and the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired.

                      ARTICLE 3 - DEFAULT AND ENFORCEMENT

3.1      EVENTS OF DEFAULT

The Debtor shall be in default hereunder upon the occurrence of an Event of Default as defined in the Credit Agreement (any such occurrence being referred to herein as an "EVENT OF DEFAULT").

3.2      REMEDIES

Upon the occurrence and continuance of an Event of Default, the Security Interest will become immediately enforceable, and the Secured Party may, forthwith or at any time thereafter and without notice to the Debtor except as required by the PPSA or by this agreement:

(a) commence legal action to enforce payment or performance of any or all of the Obligations;

(b) make payments to discharge any claim, lien, mortgage, security interest, charge or other encumbrance on properties on which either the Debtor or the Secured Party may hold charges or encumbrances (whether or not ranking in priority to the Security Interest);

(c) enter upon, use and occupy any and all premises owned, leased or occupied by the Debtor where the Collateral may be located;

(d) take immediate possession of all or any part of the Collateral and require the Debtor to assemble and deliver possession of the Collateral at a location or locations specified by the Secured Party, with power to exclude the Debtor, its officers, directors, employees and agents therefrom;

(e) appoint or reappoint by instrument in writing any person to be an agent or any person to be a receiver, manager or receiver and manager (herein called a "RECEIVER") of the Collateral and to remove any Receiver so appointed and to appoint another if the Secured Party so desires;

(f) notify the account debtors or obligors under any accounts of the assignment of such accounts to the Secured Party and direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Secured Party and give valid and binding receipts and discharges therefor and in respect thereof and, upon such notification and at the expense of the Debtor, enforce collection of any accounts, and adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor might have done;

(g) enjoy and exercise all of the rights and remedies of a secured party under the PPSA;

(h) file such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, dissolution or other proceedings (voluntary or involuntary) relating to the Debtor;

(i) preserve, protect and maintain the Collateral and make such replacements thereof and additions thereto as the Secured Party shall deem advisable;

(j) sell, consign, lease or otherwise dispose of all or any part of the Collateral whether by public or private sale, consignment or lease or otherwise and on any terms so long as every aspect of the disposition is commercially reasonable, including, without limitation, terms that provide time for payment on credit, provided that:

         (i) neither the Secured Party nor any Receiver shall be required to sell, consign, lease or dispose of the Collateral, but may peaceably and quietly take, hold, use, occupy, possess and enjoy the Collateral without molestation, eviction, hindrance or interruption by the Debtor or any other person or persons whomsoever for such period of time as is commercially reasonable;

         (ii) the Secured Party or any Receiver may dispose of all or any part of the Collateral in the condition in which it was on the date possession of it was taken, or after any commercially reasonable repair, processing or preparation for disposition;

         (iii) the Secured Party or any Receiver may convey, transfer and assign to a purchaser or purchasers the title to any of the Collateral so sold; and

         (iv) the Debtor will be entitled to be credited with the actual proceeds of any such sale, consignment, lease or other disposition only when such proceeds are received by the Secured Party or any Receiver in cash.

3.3      POWERS AND DUTIES OF RECEIVER

Any Receiver appointed hereunder:

(a) shall, subject to the provisions of the instrument appointing it, have all of the powers of the Secured Party hereunder together with:

         (i) the power to carry on the business of the Debtor or any part thereof;

         (ii) the power to borrow money in the Debtor's name or in the Receiver's name; and

         (iii) the power to grant security interests in the Collateral in priority to the Security Interest as security for the money so borrowed; and

(b) shall be deemed to be the agent of the Debtor for the purpose of establishing liability for the acts or omissions of the Receiver and the Secured Party shall not be liable for such acts or omissions.

The Debtor hereby irrevocably authorizes the Secured Party from time to time after appointment of any Receiver to give instructions to the Receiver relating to the performance of the Receiver's duties and to fix the remuneration of the Receiver in connection therewith.

3.4      OTHER REMEDIES CUMULATIVE

The remedies provided in section 3.2 are cumulative and in addition to (and not in substitution for, exclusive of or dependent on) any other remedies contained herein or in any existing or future security document granted by the Debtor to the Secured Party and to all other remedies existing at law or in equity or by statute.

3.5      RESTRICTION ON DEBTOR

Upon the Secured Party taking possession of the Collateral or the appointment of a Receiver, all the powers, functions, rights and privileges of the Debtor or any officer, director, employee or agent of the Debtor with respect to the Collateral shall, to the extent permitted by law, be suspended unless specifically continued by the written consent of the Secured Party; however, all other powers, functions, rights and privileges of the Debtor or any officer, director, employee or agent of the Debtor shall be unaffected by such events.

3.6      INDULGENCES AND RELEASES

Either the Secured Party or any Receiver may grant extensions of time and other indulgences, take and give up or abstain from perfecting or taking advantage of securities, accept compositions, compound, compromise, settle, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with the Collateral and other security as the Secured Party or such Receiver may see fit without prejudice to the liability of the Debtor under the Obligations or the right of the Secured Party and such Receiver to hold the Collateral and realize upon the Security Interest.

3.7      EXPENSES OF ENFORCEMENT

The Debtor agrees to indemnify and reimburse the Secured Party for all reasonable costs and expenses of the Secured Party, its agents, advisors and consultants (including without limitation legal fees and disbursements on a solicitor-and-his-own-client basis) incurred with respect to the exercise by the Secured Party of any of its rights, remedies and powers under this agreement (including without limitation costs and expenses related to the custody, preservation and realization of the Collateral, any amounts paid under section 3.2(b), the remuneration of the Receiver and all costs and expenses incurred by the Receiver in performing its functions under its appointment), and such costs and expenses shall be added to and shall form part of the Obligations.

3.8      APPLICATION OF MONEYS

Subject to the requirements of the PPSA, all money or other proceeds of realization collected or received by the Secured Party or any Receiver upon the realization of the Security Interest or the exercise of any other rights or remedies herein contained with respect to the Collateral shall be applied on account of the Obligations in such manner as the Secured Party deems best or, at the option of the Secured Party, may be held unapportioned in a collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or the rights of the Secured Party hereunder. The balance of such proceeds, if any, shall be paid in accordance with the PPSA and any other applicable law.

3.9      LIABILITY FOR DEFICIENCY

If the proceeds of realization received by or on behalf of the Secured Party from the disposition of the Collateral are not sufficient to satisfy the Obligations in full, the Debtor shall be liable to pay such deficiency to the Secured Party forthwith on demand.

3.10     SET-OFF

Without in any way limiting any other rights or remedies available to the Secured Party, the Secured Party shall have the right (but shall not be obligated) to set off against the Obligations or any of them deposits (general or special) or moneys then held by the Secured Party or any other indebtedness owing by the Secured Party to, or held by the Secured Party for the credit of, the Debtor, regardless of the currency in which such indebtedness is denominated and notwithstanding that such indebtedness is not then due.

                         ARTICLE 4 - GENERAL PROVISIONS

4.1      WAIVER

No delay or omission to exercise any right or remedy accruing to the Secured Party upon any breach or default by the Debtor hereunder shall impair any such right or remedy by the Secured Party nor be construed as a waiver of any such breach or default or of any similar breach or default thereafter occurring, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver of a single breach or default shall operate or be construed as a waiver of any subsequent breach or default. All waivers hereunder must be in writing and signed by the waiving party, duly authorized, if by the Secured Party, by the Lenders in accordance with the provisions of the Credit Agreement.

4.2      AMENDMENT

This agreement may only be amended, supplemented or terminated by a written agreement signed by the Debtor and the Secured Party, duly authorized by the Lenders in accordance with the provisions of the Credit Agreement.

4.3      NOTICES

Any notice permitted or required to be given hereunder shall be given, in the case of the Secured Party, in accordance with the relevant provisions of the Credit Agreement and, in the case of the Debtor, to its address indicated above and otherwise in accordance with the relevant provisions of the Credit Agreement.

4.4      FURTHER ASSURANCES

The Debtor shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers, assurances or other documents as the Secured Party shall reasonably require to give effect to or to preserve and perfect the Security Interest in the Collateral intended to be granted to the Secured Party hereunder, or any security interest the Debtor may hereafter grant or become bound to grant to the Secured Party, for the purpose of accomplishing and effecting the intention of this agreement. The Debtor hereby irrevocably appoints the Secured Party to be the attorney of the Debtor, coupled with an interest, with full power of substitution, for and in the name of the Debtor, to execute and to do any deeds, documents, transfers, demands, assignments, assurances, consents and things which the Debtor is obliged to execute or do hereunder.

4.5      TERM

This agreement shall become effective according to its terms immediately upon the execution hereof by the Debtor and shall continue as security for the Obligations until all of the Obligations are paid and performed in full and this agreement is terminated.

4.6      NON-SUBSTITUTION

This agreement and the Security Interest are in addition to and not in substitution for any other agreement made between the Secured Party and the Debtor or any other security granted by the Debtor to the Secured Party whether before or after the execution of this agreement.

4.7      NO MERGER

Neither the taking of any action, suit or proceedings, judicial or extra-judicial, nor the exercise of any power of seizure or disposition shall extinguish the liability of the Debtor to pay and perform the Obligations nor shall the acceptance of any payment or alternate security constitute or create any novation. No covenant, representation or warranty of the Debtor herein shall merge in any judgment.

4.8      ENTIRE AGREEMENT

There are no representations, agreements, warranties, conditions, covenants or terms, express or implied, collateral or otherwise, affecting this agreement or the Security Interest or the Debtor's obligations and liabilities hereunder other than as expressed herein.

4.9      TIME OF ESSENCE

Time shall in all respects be of the essence hereof.

4.10     BINDING EFFECT

This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

4.11     DISCLOSURE OF INFORMATION RE: DEBTOR

The Debtor agrees that the Secured Party may provide from time to time such information concerning this agreement, the Collateral and the Obligations to such persons as the Secured Party in good faith believes are entitled to the same under the PPSA.

IN WITNESS WHEREOF the Debtor has executed this agreement as of the date first above written and in executing this general security agreement, hereby acknowledges receipt of an executed copy thereof.

                                        SUN MEDIA CORPORATION/
                                        CORPORATION SUN MEDIA

                                        Per: /s/ CLAUDINE TREMBLAY
                                        --------------------------
                                        Name:  Claudine Tremblay
                                        Title: Corporate Secretary
                                        I have authority to bind the corporation

                                                                    Exhibit 4.13


                                  SCHEDULE "A"
                              INTELLECTUAL PROPERTY


                  --------------------------------------------------------------------------------------------
                                          - DATE ET NUMERO DE DEPOT
                                          - DATE ET NUMERO
                    MARQUE DE COMMERCE         D'ENREGISTREMENT                     MARCHANDISES
                                          - DATE DE RENOUVELLEMENT                     SERVICES
                  --------------------------------------------------------------------------------------------
                                          Dep.         28 aout 84               Journaux
                                          TMO          527585
                  LE JOURNAL DE MONTREAL  Enr.         11 sept. 87
                                          TMA          331770
                                          Ren.         11 sept. 2017
                  --------------------------------------------------------------------------------------------
                                          Dep.         28 aout 84               Journaux
                                          TMO          527584
                  LE JOURNAL DE  MONTREAL Enr.         09 janvier 87
                  & DESSIN                TMA          322574
                                          Ren.         09 janvier 2017
                  --------------------------------------------------------------------------------------------
                                          Dep.         16 aout 93               journaux
                                          TMO          735242
                  LE JOURNAL DE QUEBEC    Enr.         14 juin 96
                                          TMA          459245
                                          Ren.         14 juin 2011
                  --------------------------------------------------------------------------------------------
                                          Dep.         16 aout 93               journaux
                                          TMO          735240
                  LE  JOURNAL DE QUEBEC & Enr.         14 oct. 94
                  DESSIN                  TMA          434519
                                          Ren.         14 oct. 2009
                  --------------------------------------------------------------------------------------------
                                          Dep.         8 aout 78                Periodical publications
                                          TMO          428256
                                          Enr.         12 septembre 80
                  THE CALGARY SUN         TMA          250371
                                          Ren.         12 septembre
                                          2010
                  --------------------------------------------------------------------------------------------
                                          Dep.         18 juillet 80            Periodical publications
                                          TMO          456366
                  THE CALGARY SUN &       Enr.         28 janvier 83
                  DESIGN                  TMA          276154
                                          Ren.         28 janvier 2013
                  --------------------------------------------------------------------------------------------


                  --------------------------------------------------------------------------------------------
                                          - DATE ET NUMERO DE DEPOT
                                          - DATE ET NUMERO
                    MARQUE DE COMMERCE         D'ENREGISTREMENT                     MARCHANDISES
                                          - DATE DE RENOUVELLEMENT                     SERVICES
                  --------------------------------------------------------------------------------------------
                                          Dep.         2 novembre 77            Periodical publications
                                          TMO          417211
                  THE EDMONTON SUN        Enr.         23 novembre 79
                                          TMA          237431
                                          Ren.         23 novembre 2009
                  --------------------------------------------------------------------------------------------
                                          Dep.         14 novembre 77           Periodical publications
                                          TMO          0417594
                  THE EDMONTON SUN &      Enr.         19 octobre 1979
                  DESIGN                  TMA          236763
                                          Ren.         19 octobre 2009
                  --------------------------------------------------------------------------------------------

                  THE LONDON FREE PRESS   Not Registered

                  --------------------------------------------------------------------------------------------
                                          Dep.         29 juillet 88            Periodical publications
                                          TMO          612285
                  THE OTTAWA SUN          Enr.         16 mars 90
                                          TMA          366894
                                          Ren.         16 mars 2005
                  --------------------------------------------------------------------------------------------
                                          Dep.         2 janvier 1990           Periodical publications;  accessories
                                          TMO          0647937
                  THE OTTAWA SUN & DESIGN Enr.         12 juillet 1991
                                          TMA          386601
                                          Ren.         12 juillet 2006
                  --------------------------------------------------------------------------------------------
                                          Dep.         10 avril 78              Periodical publications
                                          TMO          423238
                  THE TORONTO SUN &       Enr.         25 janvier 80
                  DESIGN                  TMA          239437
                                          Ren.         25 janvier 2010
                  --------------------------------------------------------------------------------------------
                                          Dep.         10 avril 78              Periodical publications
                                          TMO          423240
                  THE TORONTO SUN &       Enr.         1er fevrier 80
                  DESIGN                  TMA          239586
                                          Ren.         1er fevrier 2010
                  --------------------------------------------------------------------------------------------


                  --------------------------------------------------------------------------------------------
                                          - DATE ET NUMERO DE DEPOT
                                          - DATE ET NUMERO
                    MARQUE DE COMMERCE         D'ENREGISTREMENT                     MARCHANDISES
                                          - DATE DE RENOUVELLEMENT                     SERVICES
                  --------------------------------------------------------------------------------------------
                                          Dep.         11 oct. 95               Journal quotidien
                                          TMO          794585
                  THE WINNIPEG SUN        Enr.         21 mars 97
                                          TMA          473276
                                          Ren.         21 mars 2012
                  --------------------------------------------------------------------------------------------